Exhibit 99.1

FROM:	Porter, Le Vay & Rose, Inc.
Michael J. Porter, President
212-564-4700

COMPANY	John Aglialoro
CONTACT:	Chairman and CEO
508-533-4300

FOR IMMEDIATE RELEASE

CYBEX INTERNATIONAL ANNOUNCES EXERCISE OF UNDERWRITERS’ OVER-ALLOTMENT OPTION

MEDWAY, MA, June 1, 2006 - Cybex International, Inc. (AMEX: CYB) announced today that the underwriters of its previously announced offering of common stock have exercised their over-allotment option to purchase an additional 407,900 shares of CYBEX common stock at the offering price of $5.50 per share. Of such over-allotment shares, 203,950 shares are being issued and sold by CYBEX and 203,950 shares are being sold by a selling stockholder, UM Holdings Ltd. CYBEX will not receive any proceeds from the sale of the over-allotment shares by the selling stockholder.

Cybex International, Inc. is a manufacturer of premium exercise equipment for commercial and consumer use. The CYBEX product line includes a full range of both strength training and cardio training machines sold worldwide under the CYBEX brand.

This news release may contain forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by forward-looking statements. These include, but are not limited to, competitive factors, technological and product developments, market demand, economic conditions, the resolution of litigation involving the Company, and the ability of the Company to comply with the terms of its credit facilities. Further information on these and other factors which could affect the Company’s financial results can be found in the Company’s previously filed Report on Form 10-K, its Report on Form 10-Q, its Current Reports on Form 8-K, and its proxy statement dated April 4, 2006.